Exhibit 99.1

             Motient Corporation Names New Members to Executive Team


October 3, 2006 - Lincolnshire, IL Motient Corporation (MNCP) announced today the appointment of three new members of the executive team.

Robert H. Brumley was named President and CEO of Motient. Mr. Brumley brings extensive domestic and international telecommunications, security and transactional experience to his new role at Motient.

Neil L. Hazard was named Executive Vice President, Chief Financial Officer and Treasurer. Mr. Hazard has over 30 years of finance and operations experience in the telecommunications industry.

Jeffrey W. Epstein was named General Counsel and Secretary. Mr. Epstein will be responsible for overseeing Motient's legal affairs.

Mr. Brumley is currently President and CEO of TerreStar Networks, Mr. Hazard is currently Chief Financial Officer of TerreStar Networks and Mr. Epstein is currently Associate General Counsel of TerreStar Networks. These appointments are part of Motient's previously announced plan to create a clear path to value for stockholders and are another step in creating the separation of MSV and TerreStar into two independent publicly traded entities.


Commenting on the appointments, Raymond Steele, Chairman of Motient said, "These individuals bring years of leadership in the communications industry and a wealth of knowledge and operational experience. I know they will successfully guide development of Motient's strategic plan and continue to bring value to our shareholders."

Robert H. Brumley
-----------------
Mr. Brumley previously served as President & CEO of Pegasus Global, an international firm he co-founded specializing in telecommunications, technology, infrastructure development and aerospace/defense. He held senior executive positions with global communications firms such as Deutsche Telekom and Bell Atlantic International where he was responsible for Bell Atlantic's international telecommunications transactions worldwide, including its participation in Constellation Communications, Inc., a low earth orbit satellite venture. Mr. Brumley served as a Presidential appointee of the Reagan Administration. He also served on senior-level working groups of the National Security, Domestic and Economic Policy Councils and chaired the Reagan Administration policy group that privatized commercial space transportation removing NASA from the burden of launching commercial satellite payloads on the Space Shuttle [STS]. Mr. Brumley is a retired Lieutenant Colonel in the United States Marine Corps Reserves.

Neil Hazard
-----------
Prior to joining Motient, Mr. Hazard served as COO and CFO of publicly-held Primus Telecommunications Group, completing the company's initial public offering, subsequent high yield debt offerings, secondary equity offering, and convertible debt offering, totaling over $1.5 billion in capital raised. He held finance and product marketing roles with MCI Communications Corporation. Additionally, he was CFO for Overseas Telecommunications, a start-up international satellite telecommunications carrier, and Assistant Vice President, Finance, for Hughes Network Systems. Mr. Hazard received a Bachelor of Engineering Science degree from Johns Hopkins University, a Masters of Science in Computer Systems Management from the University of Maryland, and an MBA from Harvard University. He is a Certified Public Accountant and a Certified Management Accountant.

Jeffrey Epstein
---------------
Mr. Epstein previously served as Director, Assistant General Counsel, Transactions, for Capital One Financial Corporation. He worked for Piper Rudnick, LLP, and Kutak Rock, LLP, representing clients in various corporate and securities matters. He served as a Staff Attorney in the United States Securities and Exchange Commission's Division of Corporate Finance. Mr. Epstein earned a Bachelor of Arts Degree in Business Administration from the University of Florida, a J.D. from St. Thomas University School of Law, and an L.L.M. in Securities and Financial Regulation from Georgetown University Law Center.

Mr. Christopher Downie who has served as the Motient's Chief Operating Officer since March 2004 has resigned from his position with the Company but will continue to serve as a consultant to the Company.

About Motient Corporation
-------------------------

Motient is the controlling shareholder of TerreStar Networks Inc., a development-phase satellite communications company, and a minority shareholder of Mobile Satellite Ventures LP, an established satellite communications company. TerreStar plans to build, own and operate North America's first next-generation integrated mobile satellite and land-based tower communications network that will provide ubiquitous wireless coverage to North America over conventional wireless devices. For additional information on Motient, please visit the company's website at www.motient.com.


About Terrestar Networks
------------------------

TerreStar plans to build, own and operate North America's first next-generation integrated mobile satellite and terrestrial communications network that will provide universal access and tailored applications throughout North America over conventional wireless devices. With a first-to-market launch strategy in 2008, TerreStar expects to be the first to offer customer-designed products and applications over a fully optimized IP-enabled network. For more information, visit TerreStar Networks on the web at www.terrestarnetworks.com.


Statement under the Private Securities Litigation Reform Act:
-------------------------------------------------------------

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the strategy of Motient, its plans, and the transactions described in this press release. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms in connection with future results. We assume no obligation to update or supplement such forward-looking statements.